CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Whitehall Funds of our report dated December 15, 2020, relating to the financial statements and financial highlights, which appear in Vanguard International Dividend Appreciation Index Fund's Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings "Financial Statements", "Service Providers—Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

Philadelphia, Pennsylvania

September 16, 2021